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                                                                   Exhibit 10.13

                               SERVICES AGREEMENT

        This Agreement is made as of this 25th day of October 1995 between CMS NOMECO Oil & Gas Co., a Michigan corporation ("CMS NOMECO") and CMS Enterprises Company, a Michigan corporation ("CMS Enterprises").

                                R E C I T A L S

        WHEREAS, CMS NOMECO is a subsidiary of CMS Enterprises, which in turn is a subsidiary of CMS Energy Corporation, a Michigan corporation;

        WHEREAS, CMS Enterprises desires, from time to time, to provide services to CMS NOMECO;

        WHEREAS, CMS NOMECO desires, from time to time, to purchase services from CMS Enterprises; and

        WHEREAS, CMS Enterprises is willing to perform such services as CMS NOMECO may from time to time request on the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.      SCOPE OF SERVICES.   CMS Enterprises shall perform for CMS NOMECO,
under the terms of this Agreement, such administrative, clerical, managerial, professional and/or technical services as the parties may from time to time agree by executing an intercompany service request ("ISR") as hereinafter provided (a copy of an ISR is attached hereto as Exhibit I). In the event CMS NOMECO desires CMS Enterprises to perform any such services, then the services desired, the time for their performance, and any other specific requirement (not inconsistent with the Agreement) relating thereto, shall be described in an ISR signed by an officer or other authorized person of CMS NOMECO and delivered to CMS Enterprises. Upon receipt of such ISR, CMS Enterprises shall make all of the necessary cost estimates and supply all other information required by the ISR. ISRs shall not become effective and binding until a completed copy thereof is signed by an officer or other authorized employee of both CMS NOMECO and CMS Enterprises, at which time the ISR shall be deemed to become part of this Agreement; provided, however, that in case of a discrepancy between any provision in the ISR and any provision of this Agreement, this Agreement shall prevail. Unless otherwise provided in this Agreement or such ISR, CMS Enterprises shall provide everything necessary to perform the services requested thereunder, including, but not limited to, all supervision, personnel, supplies, services and transportation. CMS NOMECO reserves the right to have similar or like services performed by others or through its own employees.

2.      TERM OF AGREEMENT.   This Agreement shall become effective as of the
date hereof and continue until terminated by either party, at the terminating party's convenience,
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by at least thirty (30) days' written notice to the non-terminating party.  The terms of this Agreement shall remain in effect as to each such uncompleted ISR until the services thereunder are completed or it is terminated by CMS NOMECO under Section 12, "Termination." The terms of Section 14, "Ownership and Confidentiality" shall survive termination of this Agreement for a period of five (5) years after all other terms hereof expire.

3.      PRICE OF SERVICES.   CMS NOMECO will pay to CMS Enterprises and CMS
Enterprises will accept as full compensation, satisfaction and payment for said services the rates and charges set forth in the applicable ISR.

4. PAYMENTS. Within twenty (20) days after the end of each calendar month, CMS Enterprises shall submit to CMS NOMECO an invoice respecting all ISRs, itemized to CMS NOMECO's reasonable satisfaction, for the services performed under such ISRs during the prior month, together with the amount due. Within thirty (30) days after receipt of each properly-itemized and supported invoice payment of such invoice shall be made to CMS Enterprises. Payment of such invoice by CMS NOMECO shall not constitute acceptance of the services and shall be subject to correction in the payment of any subsequent invoice. With each invoice, CMS Enterprises shall submit copies of all vendors' and subcontractors' invoices for amounts greater than $10,000 for which reimbursement is sought. Credit shall be given to CMS NOMECO for any discounts received by CMS Enterprises on all reimbursable invoices.

5. CHANGES IN THE SERVICES. Changes to any ISR issued hereunder may only be made pursuant to a written change order signed by an officer or authorized person of each party. Except as provided below, no claims for compensation for additional services shall be valid unless authorized by such written change order; provided, however, that whenever it is necessary to immediately authorize extra work to respond to emergency conditions, CMS Enterprises shall be entitled to perform services in reliance on an oral or written authorization by one of CMS NOMECO's officers or other authorized representatives previously identified to CMS Enterprises, and a written change to the ISR shall be made covering such services as soon thereafter as is reasonably practicable.

6.      INDEPENDENT CONTRACTOR.   In the performances of services hereunder, CMS
Enterprises shall be an independent contractor with the sole authority to control and direct such performance.

7. PERMITS AND LAWS. CMS Enterprises shall secure all licenses or permits required by law and shall comply with all applicable ordinances, laws, orders, rules and regulations, pertaining to its performance of services hereunder.

8.      WARRANTY AND REMEDY.   Services performed directly by CMS Enterprises
shall be performed in a careful and competent manner by properly trained and skilled personnel. CMS Enterprises HAS NOT MADE AND DOES NOT HEREBY MAKE ANY OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY AS TO THE SERVICES PERFORMED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE. In the event any service





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performed directly by CMS Enterprises fails to conform to the above warranty,
CMS Enterprises will re-perform said service at its expense if CMS NOMECO gives CMS Enterprises notice of such non-conformance within one (1) year after performance of the non-conforming service. As to services performed by subcontractors and vendors, CMS Enterprises shall on the request of CMS NOMECO assign to CMS NOMECO any assignable warranties obtained by CMS Enterprises.
The foregoing states CMS NOMECO's sole and exclusive remedies hereunder.

9. LIMITATION ON LIABILITY. Notwithstanding any other provision of this Agreement, in no event shall CMS Enterprises' liability to CMS NOMECO under this Agreement exceed the compensation paid by CMS NOMECO to CMS Enterprises for that portion of the services giving rise to the claim and in no event shall the total of all such liabilities of CMS Enterprises exceed the total dollar amount paid to CMS Enterprises under this Agreement. Further, in no event shall CMS Enterprises be liable for any special, indirect, incidental or consequential damages of any nature on account of this Agreement.

10.      CHANGES TO AGREEMENT; ASSIGNMENT AND SUBCONTRACTING.   The terms of
this Agreement shall not be changed, superseded or supplemented except in writing signed by an officer of each party. This Agreement shall not be assigned or any part thereof subcontracted by CMS Enterprises without CMS NOMECO's previous written consent. Any attempted assignment without such written consent shall be void and CMS NOMECO may refuse to permit the performance of any unauthorized subcontract. In case any such subcontracting is approved, the subcontract shall be in writing and shall be fully executed prior to the commencement of the services involved. If required by CMS NOMECO to do so, CMS Enterprises shall promptly furnish CMS NOMECO with copies of each executed subcontract. Any professional engineering services to be provided under this Agreement shall be performed by an entity or individual qualified to practice professional engineering in any jurisdiction or jurisdictions in which such qualification is required in order for the services to be provided.

11. AUDITING OF CMS ENTERPRISES' ACCOUNT AND REFUNDS. CMS Enterprises shall make and keep, as the same accrue, full and complete records and books of account of its costs, expenses, man-hours and equipment hours relating to the services hereunder in accordance with generally accepted accounting practices and CMS Enterprises' record retention policy in effect for such records whenever, by the terms of this Agreement, CMS Enterprises' compensation shall be based wholly or partially on such costs, expenses, man-hours or equipment hours. When relevant to determining CMS Enterprises' compensation hereunder, said records and books of accounts shall be open to examination during regular business hours by CMS NOMECO or its agents for the purpose of inspecting, auditing, verifying or copying the same or making extracts therefrom. CMS NOMECO's payment of invoices hereunder shall not constitute acceptance of the accuracy thereof. Amounts paid with respect to any ISR shall be subject to audit in accordance with this section for one (1) year after the making of the last payment under the ISR. Whenever an audit of CMS Enterprises' records shows that CMS NOMECO is entitled to a refund or CMS Enterprises is entitled to additional payment, CMS Enterprises or CMS NOMECO, as the case may be, shall promptly make said refund or additional payment with interest, compounded annually, at the prime rate established by the National Bank of Detroit from time to time or at the highest rate permitted by law, whichever





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is less, from the date the erroneous payment was made to CMS Enterprises.  Each party shall bear its own costs in connection with any such audit and billing error correction.

12. TERMINATION. Notwithstanding anything in this Agreement to the contrary, should CMS NOMECO for any reason desire to suspend or stop the services under any ISR hereunder at any time before the services have been completed, CMS Enterprises shall stop performing the services upon notice from CMS NOMECO. Any such termination shall be without prejudice to any other rights or remedies of CMS NOMECO for any breach of this Agreement by CMS Enterprises. CMS Enterprises shall, upon the effective date of such notice of termination, if requested by CMS NOMECO, immediately cease performance of the services and remove its employees, representatives, tools, equipment and other property from CMS NOMECO's premises. If CMS Enterprises fails to effect such removal within a reasonable time, CMS NOMECO may do so at CMS Enterprises' expense. In the event of such termination, payment for all services properly performed through the date of such termination shall be made in accordance with the rates and charges set forth in the applicable ISR, subject to proper deductions for defective services, damages or costs recoverable under this Agreement by CMS NOMECO by reason of any default, breach or failure to perform by CMS Enterprises. Upon any termination pursuant to this section, CMS NOMECO shall be released from all further obligations under any ISR so terminated except for payment as provided for in this section and such liability or other obligations as have accrued as of the time of termination.

13.      NOTICES AND OTHER COMMUNICATIONS.   Whenever notices, invoices,
payments, or other communications are required or permitted hereunder, the same may be given, made or delivered by mail address as follows:

CMS NOMECO Oil & Gas Co.              CMS Enterprises Company
One Jackson Square                    Fairlane Plaza South, Suite 1000
P. O. Box 1150                        330 Town Center Drive
Jackson, Michigan 49204               Dearborn, MI 48126
Attention:  Corporate Secretary       Attention:    Treasury Dept.
                                                    (for payments)
                                                    General Accounting
                                                    (for all other notices)

or to such other address as the addressee shall have specified in writing.

14.     OWNERSHIP AND CONFIDENTIALITY.  "Confidential Information" shall mean
(i) all documents, records, data and other information furnished to CMS Enterprises in any form in connection with the performance of the services contemplated hereunder and any copies thereof, and (ii) all documents, records, data and other work product produced by CMS Enterprises for CMS NOMECO in performance of the services contemplated hereunder and copies thereof. Confidential Information is, and shall continue to be, the property of CMS NOMECO. CMS Enterprises shall, to the extent permitted by law, upon written request from CMS NOMECO, immediately deliver to CMS NOMECO or destroy, at CMS NOMECO's option, all Confidential Information. CMS Enterprises shall not disclose any Confidential Information or the content thereof to any party except those CMS Enterprises' employees or agents who need to have access to such Confidential Information unless ordered by court,





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administrative agency or other governmental body having jurisdiction.  If CMS
Enterprises becomes aware that any party is attempting to obtain any such order, CMS Enterprises shall immediately notify the following person:

                         General Counsel
                         CMS NOMECO Oil & Gas. Co.
                         One Jackson Square
                         P. O. Box 1150
                         Jackson, Michigan  49204

or such other person as CMS NOMECO may have designated in writing.

         CMS Enterprises acknowledges that disclosure of Confidential Information in violation of this Agreement may cause CMS NOMECO irreparable damage and hereby consents to the issuance of an injunction by any court of competent jurisdiction prohibiting any disclosure of Confidential Information in violation of this Agreement. Such right to injunctive relief is in addition to all other remedies available to CMS NOMECO at law or in equity. CMS Enterprises shall inform all employees who have access to Confidential Information of the obligations referred to above and require their compliance with the provisions of this Agreement.

15. GOVERNING LAW. This Agreement shall be deemed to be a Michigan contract and shall be construed in accordance with and governed by the laws of the State of Michigan.

16. HEADINGS. The section headings in the Agreement are included for reference only. They shall not affect the interpretation and construction of this Agreement.

17. ENTIRE AGREEMENT. With respect to the subject matter hereof, this Agreement supersedes all previous agreements, representations, understandings and negotiations, either written or oral, between the parties hereto or their representatives, and constitutes the entire agreement between the parties.


         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first written above.

CMS NOMECO OIL & GAS CO.                   CMS ENTERPRISES COMPANY

By:__________________________              By:__________________________

Title:_______________________              Title:_______________________





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